Exhibit 24

LIMITED POWER OF ATTORNEY

I, Janet K. Cooper, hereby constitute and appoint Melissa Curvino, Esq., my true and lawful attorney-in-fact to:

 1. Execute for me and on my behalf, in my capacity as a director of CPI Aerostructures, Inc. (the Company), Forms 3, 4, and 5, and any other forms required to be filed in accordance with Section 16(a) of the Securities Exchange Act of 1934, as amended, and the rules thereunder with respect to holdings, transactions, and beneficial ownership of securities of the Company (the Section 16 Forms);

 2. Do and perform any and all acts for me and on my behalf which may be necessary or desirable to complete and execute such Section 16 Forms, complete and execute any amendment thereto, and timely file such Section 16 Forms with the Securities and Exchange Commission and any stock exchange or similar authority; and

 3. Take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by me, it being understood that the documents executed by such attorney-in-fact on my behalf pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in her discretion.

I hereby grant to such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as I might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact's substitute(s), shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. I acknowledge that, in serving in such capacity at my request, the attorney-in-fact is not assuming any responsibility to make filings pursuant to Section 16 of the Securities Exchange Act of 1934, and that such responsibility is, and remains, solely my own.

This Limited Power of Attorney shall remain in full force and effect until I am no longer required to file Section 16 Forms with respect to holdings of and transactions in the Company's securities, unless earlier revoked by me in a signed writing delivered to the attorney-in-fact.

IN WITNESS WHEREOF, I have caused this Power of Attorney to be executed as of the 12th day of April 2019.

Janet K. Cooper